SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 24, 2003

SAKS INCORPORATED

(Exact name of registrant as specified in its charter)

TENNESSEE (State or other jurisdiction of incorporation)	1-13113 (Commission File Number)	62-0331040 (IRS Employer Identification No.)

750 Lakeshore Parkway Birmingham, Alabama (Address of principal executive offices)	35211 (Zip Code)

(205) 940-4000

Registrant’s telephone number, including area code

Item 5.    Other Events.

The Company issued a news release today announcing its intent to enter into a business relationship with FAO, Inc. The news release is attached as Exhibit 99. The amount of the equity investment to be made by Saks Incorporated in the common equity of FAO, Inc. referred to in the release will be $5 million.

Item 7.    Financial Statements and Exhibits.

(c)    Exhibits

Exhibit	Description of Document
99	February 24, 2003 news release announcing intent to enter into a business relationship with FAO, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAKS INCORPORATED
Date: February 24, 2003	/s/ Charles J. Hansen Charles J. Hansen Senior Vice President and Deputy General Counsel